UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 286-9197

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Each of the issuance and sale of securities described below was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the securities. All recipients either received adequate information about us or had access, through employment or other relationships, to such information. In connection with the issuance and sale of securities pursuant to the Securities Purchase Agreement dated as of December 27, 2007, described below, Esterna Ltd. is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and either received adequate information about the Company or had access to such information.

Reference is made to Item 5.02 of this Report regarding the grant of stock options to Dmitry Vilbaum on April 23, 2008 pursuant to the term of an employment agreement.

On April 23, 2008, the Company concluded the transactions contemplated by the Securities Purchase Agreement with Esterna Ltd., dated as of December 27, 2007. The agreement related to the sale of securities consisting of (i) 5,000,000 shares of the Company’s unregistered Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), and warrants to purchase 20,000,000 shares of Series A Preferred Stock, for the aggregate purchase price of $1 million. The warrants have an exercise price of $.25 per share through December 26, 2008, and thereafter until their expiration on December 26, 2009 the exercise price shall be $.30 per share. The first closing for the purchase of 2,500,000 preferred shares and 10,000,000 warrants for $500,000 occurred on December 27, 2007. On April 23, 2008, the Company sold the remainder of the securities to be purchased under the agreement consisting of 2,500,000 preferred shares and 10,000,000 warrants for gross proceeds of $500,000. The Company applied the proceeds to its working capital, and the proceeds are to be used in accordance with a business plan approved by Esterna Ltd.

Item 5.01 Changes in Control of Registrant

Reference is made to Item 3.02 and Item 5.02 of this Report. In connection with the Securities Purchase Agreement dated as of December 27, 2007 with Esterna Ltd., the Company designated 25 million shares as Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to three votes for each share of common stock issuable upon conversion of the Series A Preferred Stock. Additionally, for so long as at least 50% of the Series A Preferred Stock originally issued pursuant to the Securities Purchase Agreement remain outstanding, the holders of the outstanding Series A Preferred Stock shall have the exclusive right to elect a majority of the Company’s board of directors. Prior the Securities Purchase Agreement dated as of December 27, 2007, Esterna Ltd. purchased 500,000 shares of the Company’s common stock on December 29, 2005.

Esterna Ltd. is a wholly-owned entity of River Universal Trading Limited, a British Virgin Islands company. As of December 31, 2007, of River Universal Trading Limited was owned by Upside Global partners Limited, a British Virgin Islands company, which was owned by Mikhail Gamzin and Evegeny Roytman, each on a 50% basis. In April 2008, River Universal Trading Limited consummated a transaction with Ivan Railyan, an affiliate of the Company, whereby Mr. Railyan acquired a 50% interest in River Universal Trading Limited in consideration of his transfer of 28,775,483 shares of the Company’s common stock to River Universal Trading Limited. In connection with the transaction, Mr. Railyan joined Messrs. Gamzin and Roytman on the Boards of Directors of River Universal Trading Limited and Esterna Ltd.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to Item 3.02 and Item 5.01 of this Report. In connection with the Securities Purchase Agreement dated as of December 27, 2007 with Esterna Ltd., Esterna Ltd. nominated Mikhail Gamzin and Evgeny Roytman to serve on the Company’s board of directors. The appointments of Messrs. Gamzin and Roytman to the Company’s board of directors are effective as of April 23, 2008.

Mr. Gamzin, age 41, has been, since 2003, the Chief Executive Officer and Managing Partner of the Russian Technologies Venture Fund, a venture capital fund in Russia, backed by the Alfa Group Consortium. Since 2001, Mr. Gamzin has been a member of the Alfa Group Consortium, a privately owned Russian financial industrial conglomerate. Since 2003, Mr. Gamzin has been a member of the Administrative Council of the Russian Private Equity and Venture Capital Association. From 2001 to 2003, Mr. Gamzin was Chief Executive Officer and a director of United Food Company Ltd., Moscow, Russia. From 1996 to 2001, Mr. Gamzin was Chairman of the Board of Intec Group, a sugar and grain business which in 2001 merged with Alfa Group's sugar business to create United Food Company. Mr. Gamzin graduated from Moscow Commercial Institute in 1989 with a Master of Economics.

Mr. Roytman, age 43, has been, since 2003, the Chief Executive Officer of Kolangon-optim LLC (Moscow, Russia), a company working in the sphere of digital and mobile television formats. Since 2006, Mr. Roytman has been a director of Dominanta LLC (Moscow, Russia). Since 2005, Mr. Roytman has been a director of Dicom LLC (Moscow, Russia). From 2003 to 2007, Mr. Roytman served as a Chief Executive Officer of MediaTrust LLC (Moscow, Russia). From 2000 to 2002, Mr. Roytman served as Chief Executive Officer of NTV - Internet ZAO (Moscow, Russia). Mr. Roytman graduated from Moscow State Technologic University ‘Stankin’ in 1992 with a Master of Science.

On April 23, 2008, the Company entered into an employment agreement with Dmitry Vilbaum, the Company’s Chief Executive Officer and President, effective April 23, 2008. Mr. Vilbaum is entitled to: an annual salary at the rate of $150,000; an annual performance based bonus in an amount equal to 5% of the Company’s consolidated net profit, except if terminated for cause; and is also entitled to other bonuses, performance-based or otherwise, and an annual increase in salary, as the Company’s Board of Directors may determine in its discretion. Also, under the employment agreement, Mr. Vilbaum is entitled to medical and dental insurance, twelve sick days per year, three weeks vacation, and participation in employee benefit plans that the Company may adopt. In connection with the employment agreement, the Company granted to Mr. Vilbaum stock options to purchase 3 million shares of the Company’s common stock, exercisable at $0.165 per share. Stock options to purchase 1 million shares vested on April 23, 2008 and expire on April 22, 2011. Stock options to purchase an additional 1 million shares are to vest on April 23, 2009 and to expire on April 22, 2012. Stock options to purchase a further 1 million shares are to vest on April 23, 2010 and to expire on April 22, 2013. The employment term is for a period of up to three years. The Company may earlier terminate the employment of Mr. Vilbaum under the employment agreement for the following reasons: (a) death; (b) because of physical injury or illness if Mr. Vilbaum is unable to materially perform his duties; (c) upon two months’ prior written notice, if determined by majority vote of the Company’s Board of Directors at a duly constituted meeting; or (d) for reasons of cause, as such term is defined in the employment agreement. If the Company terminates Mr. Vilbaum’s employment for any reason other than for cause, the Company is to pay him four months of salary as severance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1*	Employment Agreement with Dmitry Vilbaum
_____ * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2008	TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. By: /s/ Dmitry Vilbaum Dmitry Vilbaum President